Exhibit 99.1

Annaly Capital Management, Inc. Reports Results for the 1st Quarter 2013

NEW YORK--(BUSINESS WIRE)--May 1, 2013--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended March 31, 2013 of $870.3 million or $0.90 per average common share as compared to GAAP net income of $901.8 million or $0.92 per average common share for the quarter ended March 31, 2012, and GAAP net income of $700.5 million or $0.70 per average common share for the quarter ended December 31, 2012.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and the net loss on extinguishment of the 4% Convertible Senior Notes due 2015 (the “4% Convertible Notes”), net income for the quarter ended March 31, 2013 was $464.4 million or $0.47 per average common share as compared to $529.3 million or $0.54 per average common share for the quarter ended March 31, 2012, and $465.1 million or $0.46 per average common share for the quarter ended December 31, 2012.

Agency mortgage-backed securities, Agency debentures, and corporate debt are considered Investment Securities. During the quarter ended March 31, 2013, the Company disposed of $17.2 billion of Investment Securities, resulting in a realized gain of $182.8 million. During the quarter ended March 31, 2012, the Company disposed of $5.3 billion of Investment Securities, resulting in a realized gain of $80.3 million. During the quarter ended December 31, 2012, the Company disposed of $13.2 billion of Investment Securities, resulting in a realized gain of $122.4 million.

Common dividends declared for the quarters ended March 31, 2013, March 31, 2012, and December 31, 2012 were $0.45, $0.55, and $0.45 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended March 31, 2013, based on the March 31, 2013 closing price of $15.89, was 11.33%, as compared to 13.91% for the quarter ended March 31, 2012, and 12.82% for the quarter ended December 31, 2012.

On a GAAP basis, the Company produced an annualized return on average equity for the quarters ended March 31, 2013, March 31, 2012, and December 31, 2012 of 22.29%, 22.73% and 16.97%, respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and the net loss on extinguishment of the 4% Convertible Notes, the Company provided an annualized return on average equity for the quarters ended March 31, 2013, March 31, 2012, and December 31, 2012, of 11.90%, 13.34% and 11.27%, respectively.

On April 17, 2013, the Company, through its wholly owned subsidiary CXS Acquisition Corporation (“CXS Acquisition”), accepted for purchase approximately 55.1 million shares of CreXus Investment Corp. (“CreXus”), at a purchase price of $13.05206 per share for an aggregate cost of approximately $718.7 million. The purchased shares increased Annaly’s direct and indirect ownership to approximately 84.3% of CreXus’ common stock. CXS Acquisition exercised its option to purchase, at a purchase price of $13.05206 per share, the number of newly-issued shares of CreXus common stock necessary for CXS Acquisition to own 90% of the outstanding CreXus shares. CXS Acquisition will be merged with and into CreXus in a transaction in which each share of CreXus common stock that was not tendered, except shares owned by the Company or CXS Acquisition, will be converted into the right to receive $13.05206, in cash, subject to any required withholding taxes. The Company intends to complete the merger with CreXus on May 23, 2013.

Wellington J. Denahan, Chairman and Chief Executive Officer of Annaly, commented on the Company’s results. “Even as we continue to operate in extraordinary times, our management team remains focused on prudent risk management and finding relative value in the markets. For us, this has meant a consistent approach to our portfolio construction and conservative balance sheet and hedging strategies. In addition, the CreXus transaction is a meaningful step in the evolution of the Company’s capital allocation strategy, one that will enable us to take advantage of a broader spectrum of relative value investment opportunities on behalf of our shareholders.”

For the quarter ended March 31, 2013, the annualized yield on average interest-earning assets was 2.37% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.46%, which resulted in an average interest rate spread of 0.91%. This was a 80 basis point decrease from the 1.71% annualized interest rate spread for the quarter ended March 31, 2012, and a 4 basis point decrease from the 0.95% average interest rate spread for the quarter ended December 31, 2012. At March 31, 2013, the weighted average yield on investment securities was 2.72% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.51%, which resulted in an interest rate spread of 1.21%. Leverage at March 31, 2013, March 31, 2012, and December 31, 2012 was 6.6:1, 5.8:1 and 6.5:1, respectively.

Fixed-rate Agency mortgage-backed securities and debentures comprised 92% of the Company’s portfolio at March 31, 2013. Adjustable-rate Agency mortgage-backed securities and debentures comprised 8% of the Company’s portfolio. At March 31, 2013, the Company had entered into interest rate swaps with a notional amount of $48.2 billion, or 46% of the Company’s Agency mortgage-backed securities and debentures. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of comprehensive income. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of March 31, 2013, the swap portfolio had a weighted average pay rate of 2.08%, a weighted average receive rate of 0.23% and weighted average years to maturity of 4.89 years. As of March 31, 2013, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.

The following table summarizes portfolio information for the Company:

	March 31, 2013	March 31, 2012	December 31, 2012
Leverage at period-end	6.6:1	5.8:1	6.5:1
Fixed-rate Agency mortgage-backed securities and
debentures as a percentage of portfolio	92%	91%	93%
Adjustable-rate Agency mortgage-backed securities and
debentures as a percentage of portfolio	8%	8%	7%
Floating-rate Agency mortgage-backed securities and
debentures as a percentage of portfolio	-	1%	-
Notional amount of interest rate swaps as a percentage of
Investment Securities	46%	40%	40%
Annualized yield on average interest-earning assets during
the quarter	2.37%	3.23%	2.45%
Annualized cost of funds on average interest-bearing
liabilities during the quarter	1.46%	1.52%	1.50%
Annualized interest rate spread during the quarter	0.91%	1.71%	0.95%

Weighted average yield on investment securities at
period-end	2.72%	3.21%	2.75%
Weighted average cost of funds on interest-bearing liabilities at
period-end	1.51%	1.51%	1.55%
Interest rate spread at period-end	1.21%	1.70%	1.20%
Weighted average days to maturity on interest-bearing liabilities at
period-end	202	127	197
Weighted average receive rate on interest rate swaps at period-end	0.23%	0.31%	0.24%
Weighted average pay rate on interest rate swaps at period-end	2.08%	2.42%	2.21%

The following table summarizes certain characteristics of the Company’s interest rate swaps at March 31, 2013:

Maturity	Current Notional	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity

(dollars in thousands)
0 - 3 years	$21,729,950	2.08%	0.22%	2.14
3 - 6 years	16,047,600	1.60%	0.24%	3.96
6 - 10 years	6,450,000	2.47%	0.25%	7.58
Greater than 10 years	3,995,250	3.39%	0.23%	19.27
Total / Weighted Average	$48,222,800	2.08%	0.23%	4.89

The following table presents the maturities of repurchase agreements at March 31, 2013:

Maturity	Principal Balance	Weighted Average Rate

(dollars in thousands)
Within 30 days	$33,115,680	0.43%
30 to 59 days	13,129,666	0.44%
60 to 89 days	8,705,572	0.36%
90 to 119 days	11,103,023	0.47%
Over 120 days(1)	34,269,001	0.91%
Total	$100,322,942	0.59%

(1)	Of the total repurchase agreements, approximately 11% have a remaining maturity over 1 year.

The Constant Prepayment Rate for the quarters ended March 31, 2013, March 31, 2012, and December 31, 2012 was 18%, 19% and 19%, respectively. The weighted average purchase price of the Company’s Agency mortgage-backed securities and debentures at March 31, 2013, March 31, 2012 and December 31, 2012 was 103.9%, 102.9% and 103.8%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended March 31, 2013, March 31, 2012 and December 31, 2012 was $421.1 million, $280.3 million, and $433.3 million, respectively. The total net premium and discount balance at March 31, 2013, March 31, 2012, and December 31, 2012, was $5.4 billion, $3.8 billion, and $5.8 billion, respectively.

General and administrative expenses as a percentage of average assets was 0.16%, 0.24% and 0.12% for the quarters ended March 31, 2013, March 31, 2012, and December 31, 2012, respectively. At March 31, 2013, March 31, 2012, and December 31, 2012, the Company had a common stock book value per share of $15.19, $16.18 and $15.85, respectively.

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its Investment Securities and from dividends it receives from its subsidiaries.

The Company prepares a supplement to provide additional quarterly information for the benefit of its shareholders. The supplement can be found at the Company’s website in the Investor Relations section under “Quarterly Supplemental Information”.

The Company will hold the 2013 first quarter earnings conference call on May 2, 2013 at 10:00 a.m. EDT. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 9513786. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10027890. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, our ability to consummate any contemplated investment opportunities, our ability to integrate the commercial mortgage business, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	March 31, 2013 (Unaudited)	December 31, 2012(1)	September 30, 2012 (Unaudited)	June 30, 2012 (Unaudited)	March 31, 2012 (Unaudited)
ASSETS

Cash and cash equivalents	$1,862,550	$615,789	$2,264,854	$924,374	$932,761
Reverse repurchase agreements	4,933,465	1,811,095	1,612,384	2,025,471	2,540,601
Investments, at fair value:
U.S. Treasury Securities	1,645,930	752,076	2,242,039	1,998,363	2,622,714
Securities borrowed	2,688,485	2,160,942	1,602,692	1,465,327	1,122,453
Agency mortgage-backed securities	108,256,671	123,963,207	129,597,714	118,500,649	110,291,712
Agency debentures	3,970,279	3,009,568	2,935,538	1,250,506	1,499,127
Investments in affiliates	267,547	234,120	224,899	203,057	225,818
Equity securities	-	-	-	-	4,470
Corporate debt, held for investment	66,539	63,944	64,928	60,638	50,806
Receivable for investments sold	1,292,478	290,722	470,266	1,320,996	454,278
Accrued interest and dividends receivable	388,665	419,259	434,026	420,390	418,489
Receivable from Prime Broker	-	-	3,272	3,272	3,272
Receivable for advisory and service fees	12,817	17,730	20,271	20,743	19,608
Intangible for customer relationships	6,731	6,989	9,146	9,714	10,281
Goodwill	55,417	55,417	55,417	55,417	55,417
Other derivative contracts, at fair value	-	9,830	559	3,717	321
Other assets	54,282	41,607	38,595	41,937	29,412

Total assets	$125,501,856	$133,452,295	$141,576,600	$128,304,571	$120,281,540

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$611,167	$495,437	$1,418,750	$1,884,922	$2,577,905
Repurchase agreements	100,322,942	102,785,697	101,033,146	96,760,797	91,720,865
Securities loaned, at fair value	2,330,060	1,808,315	1,248,968	1,113,107	876,849
Payable for investments purchased	3,203,461	8,256,957	16,107,038	7,387,410	5,708,412
Payable for share buyback program	-	141,149	-	-	-
Convertible Senior Notes	824,902	825,541	999,749	1,245,915	524,420
Accrued interest payable	175,749	186,896	181,502	174,819	129,108
Dividends payable	426,173	432,154	487,237	535,898	534,401
Interest rate swaps, at fair value	2,259,173	2,584,907	2,926,461	2,822,264	2,211,048
Accounts payable and other liabilities	37,048	10,798	83,086	94,853	57,927
Other derivative contracts, at fair value	4,812	-	-	-	-

Total liabilities	110,195,487	117,527,851	124,485,937	112,019,985	104,340,935

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred
Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred
Stock: 12,650,000, 12,650,000, 12,650,000, 12,650,000, and 0
authorized, respectively, 12,000,000, 12,000,000,
12,000,000, 12,000,000, and 0 issued and outstanding, respectively	290,514	290,514	290,514	290,514	-
7.50% Series D Cumulative Redeemable Preferred Stock:
18,400,000, 18,400,000, 18,400,000, 0, and 0 authorized, issued and
outstanding, respectively	445,457	445,457	445,457	-	-
Common stock, par value $0.01 per share, 1,956,937,500,
1,956,937,500, 1,956,937,500, 1,975,337,500, and 1,987,987,500
authorized, 947,293,099, 947,213,204, 974,799,779, 974,684,401,
and 974,325,338, issued and outstanding, respectively	9,473	9,472	9,748	9,747	9,743
Additional paid-in capital	14,746,579	14,740,774	15,144,200	15,168,020	15,127,882
Accumulated other comprehensive income	2,003,248	3,053,242	4,069,607	3,413,320	2,766,430
Accumulated deficit	(2,365,990)	(2,792,103)	(3,045,951)	(2,774,103)	(2,140,538)

Total stockholders’ equity	15,306,369	15,924,444	17,090,663	16,284,586	15,940,605
Total liabilities and stockholders’ equity	$125,501,856	$133,452,295	$141,576,600	$128,304,571	$120,281,540

(1)	Derived from the audited consolidated financial statements at December 31, 2012.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(dollars in thousands, except share and per share data)

	For the quarters ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Interest income:
Investments	$728,609	$750,736	$754,096	$876,229	$850,959
U.S. Treasury Securities	5,996	3,819	4,588	7,397	1,418
Securities loaned	2,612	2,106	2,581	2,698	2,518
Total interest income	737,217	756,661	761,265	886,324	854,895

Interest expense:
Repurchase agreements	157,064	165,600	158,150	139,579	113,914
Convertible Senior Notes	15,813	15,503	18,026	18,965	14,727
U.S. Treasury Securities sold, not yet purchased	2,788	2,930	3,739	5,801	2,644
Securities borrowed	1,925	1,458	1,978	2,098	2,060
Total interest expense	177,590	185,491	181,893	166,443	133,345

Net interest income	559,627	571,170	579,372	719,881	721,550

Other income (loss):
Investment advisory and other fee income	13,540	18,934	21,034	21,929	20,766
Net gains (losses) on disposal of investments	182,843	114,831	142,172	94,837	80,299
Net loss on extinguishment of 4% Convertible Senior Notes	-	(75,012)	(87,328)	-	-
Dividend income from affiliates	6,431	7,097	7,097	6,621	7,521
Net gains (losses) on trading assets	1,549	15,181	1,368	1,105	5,256
Net unrealized gains (losses) on interest-only Agency mortgage-
backed securities	80,127	(31,148)	(33,563)	(26,103)	30,877
Subtotal	284,490	49,883	50,780	98,389	144,719
Realized gains (losses) on interest rate swaps(1)	(225,476)	(228,155)	(224,272)	(222,002)	(219,340)
Realized gains (losses) on termination of interest rate swaps	(16,378)	-	-	-	(2,385)
Unrealized gains (losses) on interest rate swaps	325,734	341,554	(104,197)	(611,215)	341,639
Subtotal	83,880	113,399	(328,469)	(833,217)	119,914
Total other income (loss)	368,370	163,282	(277,689)	(734,828)	264,633

Expenses:
Compensation expense	38,443	25,842	52,310	53,536	59,014
Other general and administrative expenses	13,469	14,242	10,694	11,020	8,901
Total general and administrative expenses	51,912	40,084	63,004	64,556	67,915

Income before income taxes	876,085	694,368	238,679	(79,503)	918,268

Income taxes	(5,807)	6,127	(13,921)	(11,656)	(16,462)

Net income (loss)	870,278	700,495	224,758	(91,159)	901,806

Dividends on preferred stock	17,992	19,717	9,367	6,508	3,938

Net income (loss) available (related) to common shareholders	$852,286	$680,778	$215,391	($97,667)	$897,868

Net income (loss) per share available (related) to common shareholders:
Basic	$0.90	$0.70	$0.22	($0.10)	$0.92
Diluted	$0.87	$0.68	$0.22	($0.10)	$0.89

Weighted average number of common shares outstanding:
Basic	947,249,901	970,602,863	974,729,078	974,555,392	971,727,701
Diluted	994,815,169	1,017,925,849	997,007,829	974,555,392	1,010,588,609

Net income (loss)	$870,278	$700,495	$224,758	($91,159)	$901,806
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(867,151)	(894,972)	798,269	741,727	(162,259)
Reclassification adjustment for net (gains) losses included in net
income (loss)	(182,843)	(121,393)	(141,982)	(94,837)	(80,299)
Other comprehensive income (loss)	(1,049,994)	(1,016,365)	656,287	646,890	(242,558)
Comprehensive income (loss)	($179,716)	($315,870)	$881,045	$555,731	$659,248

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com